                     INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                              OF THE MARSICO FOCUS FUND
                            OF THE MARSICO INVESTMENT FUND


    AGREEMENT, made this ____ day of ___________, 1997, between The Marsico Investment Fund (the "Trust"), on behalf of the Marsico Focus Fund (the "Fund"), and Marsico Capital Management, LLC ("MCM"), a Delaware limited liability company.

    WHEREAS, the Trust is a Delaware business trust authorized to issue shares in series and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund is a series of the Trust;

    WHEREAS, MCM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

    WHEREAS, the Trust wishes to retain MCM to render investment management services to the Fund, and MCM is willing to furnish such services to the Fund;

    NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Trust and MCM as follows:

1.  APPOINTMENT

    The Trust hereby appoints MCM to act as investment adviser and administrator to the Fund for the periods and on the terms set forth herein. MCM accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

2.  SERVICES AS INVESTMENT ADVISER

    Subject to the general supervision and direction of the Board of Trustees of the Trust, MCM will (a) manage the Fund in accordance with the Fund's investment objectives and policies as stated in the Fund's Prospectus and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make investment decisions for the Fund; (c) place purchase and sale orders on behalf of the Fund; and (d) employ portfolio managers and securities analysts to provide research services to the Fund. In providing those services, MCM will provide the Fund with ongoing research, analysis, advice, and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, MCM will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

3.  SERVICES AS MANAGER

    Subject to the general supervision and direction of the Board of Trustees of the Trust, MCM will (a) assist in supervising and managing all aspects of the Fund's operations; (b) maintain such books and records of the Fund as may be required by applicable federal or state law, or supervise, as the case may be, the maintenance by third parties approved by the Trust, of such books and records; (c) supply the Fund with office facilities, data processing services, clerical, accounting and bookkeeping services, internal executive and administrative services, and stationery and office supplies; (d) prepare, file, and arrange for the distribution of proxy materials and periodic reports to the shareholders of the Fund as required by applicable law or supervise, as the case may be, the distribution of proxy materials by third parties to the shareholders of the Fund as required by applicable law; (e) prepare or supervise the preparation by third parties approved by the Trust of all federal, state, and local tax returns and reports of the Fund required by applicable law; (f) prepare and arrange for the filing of such registration statements and other documents as the Securities and Exchange Commission and other federal and state regulatory authorities may require by applicable law;
(g) render to the Board of Trustees of the Trust such periodic and special reports respecting the Fund as the Trustees may reasonably request; and (h) make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Fund.

4.  PERFORMANCE OF DUTIES BY MCM

    MCM further agrees that, in performing its duties set forth in Sections 2 and 3 above, and elsewhere hereunder, it will:

    (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

    (b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

    (c) maintain books and records with respect to the Fund's securities transactions, render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request, and keep the Trustees informed of developments materially affecting the Fund's portfolio;

    (d) make available to the Trust, promptly upon request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Trust in its compliance with applicable laws and regulations. MCM will furnish the Trustees with such periodic and special reports regarding the Fund as they may reasonably request;

    (e) immediately notify the Trust in the event that MCM or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents MCM from serving as investment adviser or administrator pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. MCM further agrees to notify the Trust immediately of any material fact known to MCM respecting or relating to MCM that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

    MCM, at its discretion, may enter into contracts with third parties for the performance of the services to be provided by it under this Agreement.

5.  DOCUMENTS

    The Fund has delivered properly certified or authenticated copies of each of the following documents to MCM and will deliver to it all future amendments and supplements thereto, if any:

    (a) certified resolution of the Board of Trustees of the Trust authorizing the appointment of MCM and approving the form of this Agreement;

    (b) The Registration Statement as filed with the Securities and Exchange Commission and any amendments thereto; and

    (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

6.  BROKERAGE

    In selecting brokers or dealers to execute transactions on behalf of the Fund, MCM will use its best efforts to seek the best overall terms available.
In assessing the best overall terms available for any Fund transaction, MCM will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, MCM is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Fund and/or other accounts over which MCM or its affiliates exercise investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, MCM and its affiliates are authorized to effect portfolio transactions for the Fund as agent and to retain usual and customary brokerage commissions on such transactions.

7.  RECORDS

    MCM agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by MCM with respect to the Fund by the 1940 Act. MCM further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

8.  STANDARD OF CARE

    MCM shall exercise its best judgment in rendering the services under this Agreement. MCM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Fund's shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect MCM against any liability to the Fund or to its shareholders to which MCM would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of MCM's reckless disregard of its obligations and duties under this Agreement. As used in this Section 8, the term "MCM" shall include any officers, directors, employees, or other affiliates of MCM performing services with respect to the Fund.

9.  COMPENSATION

    In consideration of the services rendered pursuant to this Agreement, the Fund will pay MCM a fee at an annual rate equal to ___% of the average daily net assets of the Fund. This fee shall be computed and accrued daily and payable monthly. For the purpose of determining fees payable to MCM, the value of the Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

10. EXPENSES

    MCM will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees and expenses of Trustees of the Trust who are not officers, directors, or employees of MCM; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of membership in any industry trade groups; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; charges of independent pricing services; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; and any extraordinary expenses. In addition, the Fund will pay distribution fees pursuant to a Distribution Plan adopted under Rule 12b-1 of the 1940 Act.

11. SERVICES TO OTHER COMPANIES OR ACCOUNTS

    The investment advisory and administrative services provided by MCM to the Fund under this Agreement are not to be deemed exclusive, and MCM, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as it services hereunder are not impaired thereby.

12. REIMBURSEMENT OF ORGANIZATION EXPENSES

    The Trust hereby agrees to reimburse MCM for the organization expenses of, and the expenses incurred in connection with, the initial offering of the shares of the Fund.

13. DURATION AND TERMINATION

    This Agreement shall become effective on __________, 1997 and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days' written notice by the Board of Trustees of the Trust or by vote of holders of a majority of the Fund's shares or upon ninety (90) days' written notice by MCM. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

14. AMENDMENT

    No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Trust, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15. USE OF THE NAME "MARSICO."

    MCM has consented to and granted a non-exclusive license for the use by the Trust and by each Series thereof to the phrase "Marsico Capital" or the identifying word "Marsico" in the name of the Trust and of each Series or any logo or symbol authorized by MCM. Such consent is conditioned upon the Trust's employment of MCM or its affiliates as investment adviser to the Trust and to each Series. As between MCM and the Trust, MCM shall control the use of such name insofar as such name contains the phrase "Marsico Capital" or the identifying word "Marsico." MCM may from time to time use the phrase "Marsico Capital" or the identifying word "Marsico" in other connection and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. MCM may require the Trust or any Series to cease using the phrase "Marsico Capital" or the identifying word "Marsico" in the name of the Trust or any Series or any logo or symbol authorized by Marsico Capital if the Trust or Series ceases to employ MCM or an affiliate thereof as investment adviser.

16. MISCELLANEOUS

    a. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

    b. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

    c. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

    d. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

    e. If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

    f. Notices of any kind to be given to MCM by the Trust shall be in writing and shall be duly given if mailed or delivered to MCM at 1200 17th Street, Suite 1300, Denver, Colorado 80202, Attn: Barbara M. Japha, or at such other address or to such individual as shall be specified by MCM to the Trust. Notices of any kind to be given to the Trust by MCM shall be in writing and shall be duly given if mailed or delivered to 1200 17th Street, Suite 1300, Denver, Colorado 80202, Attn: Christopher J. Marsico, or at such other address or to such individual as shall be specified by the Trust to MCM.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                       THE MARSICO INVESTMENT FUND
                                        ON BEHALF OF
                                        THE MARSICO FOCUS FUND


                                       By:
                                             -----------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                             -----------------------------

                                       MARSICO CAPITAL MANAGEMENT, LLC.


                                       By:
                                             -----------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                             -----------------------------